Exhibit 23.1

JWF Assurance PAC (UEN No: 202326944Z) Tel: +65 6539 9729 60 Paya Lebar Road, #10-16 Paya Lebar Square Singapore 409051

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2025, with respect to the consolidated financial statements of Token Cat Limited, appearing in its Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ JWF Assurance PAC
Singapore

March 26, 2026